EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Hyperscale Data, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 18, 2026	By: /s/ William B. Horne
Name: William B. Horne
Title: Chief Executive Officer
(Principal Executive Officer)

Date: August 18, 2026	By: /s/ Kenneth S. Cragun
Name: Kenneth S. Cragun
Title: Chief Financial Officer
(Principal Accounting Officer)